Exhibit 99.1

For Immediate Release

April 16, 2014

For More Information

Trisha Voltz Carlson

SVP, Investor Relations Manager

504.299.5208

trisha.carlson@hancockbank.com

Hancock reports first quarter 2014 financial results

Company achieves expense goals three quarters ahead of schedule

GULFPORT, Miss. (April 16, 2014) — Hancock Holding Company (Nasdaq: HBHC) today announced its financial results for the first quarter of 2014. Operating income for the first quarter of 2014 was $49.1 million or $.58 per diluted common share, compared to $45.8 million, and $.55 in the fourth quarter of 2013. Operating income was $48.6 million, or $.56, in the first quarter of 2013. We define our operating income as net income excluding tax-effected securities transactions gains or losses and one-time noninterest expense items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the company’s fundamental operations over time. The financial tables include a reconciliation of net income to operating income.

There were no adjustments between operating income and net income for the first quarters of 2013 and 2014. In the fourth quarter of 2013, net income reflected the impact of certain one-time noninterest expenses of $17.1 million. Net income for the fourth quarter of 2013 was $34.7 million, or $.41 per diluted common share, with a ROA of 0.74%.

Highlights of the Company’s first quarter of 2014 results:

•	Continued improvement in the overall quality of earnings (replacing declining purchase accounting income with core results)

•	Operating expenses declined $10.1 million linked-quarter, or 6%, exceeding the first quarter’s expense goal and achieving the targeted fourth quarter goal ahead of schedule

•	Efficiency ratio improved to 62%; additional branch closures and the previously announced divestiture of selected insurance lines of business will fund revenue-generating projects that will contribute to achieving the efficiency ratio target for 2016 of 57%-59%

•	Core net interest income (TE) was flat linked-quarter; core net interest margin (NIM) narrowed 3 basis points (bps) (we define our core results as reported results less the impact of net purchase accounting adjustments)

Hancock reports first quarter 2014 financial results

April 16, 2014

•	Approximately $231 million linked-quarter net loan growth, or 8% annualized, and approximately $1.2 billion, or 11%, year-over-year loan growth (each excluding the FDIC-covered portfolio)

•	Purchase accounting loan accretion declined $.6 million; expect continuation of quarterly declines with accelerating declines in the second half of 2014

•	Continued improvement in overall asset quality metrics

•	Return on average assets (ROA) (operating) improved to 1.05% from 0.97% in the fourth quarter of 2013 and 1.03% in the first quarter a year ago

“A lot of hard work and focus has allowed us to meet our fourth quarter of 2014 expense target three quarters ahead of schedule, and I would like to thank all of our associates for achieving this aggressive goal,” said Hancock’s President and Chief Executive Officer Carl J. Chaney. “But we are not done. As we continue our work to improve the quality of our earnings (replacing declining purchase accounting income with core income), we expect operating EPS to remain flat in the near term. Over the next couple of quarters you may see expenses rise slightly as we reinvest in higher-return, revenue-generating lines of business to help achieve our efficiency ratio targets, however we remain committed to keeping expenses for the fourth quarter of 2014 in line with our stated goal.”

Loans

Total loans at March 31, 2014 were $12.5 billion, up $203 million from December 31, 2013. Excluding the FDIC-covered portfolio, which declined $28 million during the first quarter of 2014, total loans increased approximately $231 million, or 2% linked-quarter.

The largest component of linked-quarter net growth (excluding the FDIC-covered portfolio) was in the commercial and industrial (C&I) portfolio, with additional growth in the construction, commercial real estate (CRE) and residential mortgage portfolios. Many of the markets across the company’s footprint reported net period-end loan growth during the quarter, with the majority of the growth in the Houston, southwest Louisiana, Mississippi, and central Florida regions. For the full year of 2014 management expects period-end loan growth in the upper single digit range.

Average loans totaled $12.4 billion for the first quarter of 2014, up $476 million, or 4%, from the fourth quarter of 2013. A substantial portion of the fourth quarter’s net loan growth came toward the latter part of the period, impacting the average for the first quarter.

Deposits

Total deposits at March 31, 2014 were $15.3 billion, down $86 million, or less than 1%, from December 31, 2013. Average deposits for the first quarter of 2014 were $15.3 billion, up $353 million, or 2%, from the fourth quarter of 2013.

Noninterest-bearing demand deposits (DDAs) totaled $5.6 billion at March 31, 2014, up $84 million, or 2%, compared to December 31, 2013. DDAs comprised 37% of total period-end deposits at March 31, 2014.

Hancock reports first quarter 2014 financial results

April 16, 2014

Interest-bearing transaction and savings deposits totaled $6.1 billion at the end of the first quarter, down $45 million, or 1%, from December 31, 2013.

Time deposits (CDs) and interest-bearing public fund deposits totaled $3.5 billion at March 31, 2014, down $125 million, or 3%, from December 31, 2013. Almost all of the decline was in the public fund deposit category, and reflects the seasonality of those deposits. Typically public fund balances increase toward year end with subsequent reductions beginning in the first quarter.

Asset Quality

Non-performing assets (NPAs) totaled $180 million at March 31, 2014, down $6 million from December 31, 2013. During the first quarter, total non-performing loans remained virtually unchanged while foreclosed and surplus real estate (ORE) and other foreclosed assets decreased $7 million. Non-performing assets as a percent of total loans, ORE and other foreclosed assets was 1.43% at March 31, 2014, down from 1.50% at December 31, 2013.

The total allowance for loan losses was $128.2 million at March 31, 2014, down from $133.6 million at December 31, 2013. The ratio of the allowance to period-end loans was 1.02%, compared to 1.08% at year-end 2013. The decline in the allowance during the first quarter was primarily related to a $9.7 million reduction in the allowance on covered loans, of which $7.2 million was a reversal of previous impairment. The allowance maintained on the non-covered portion of the loan portfolio increased $4.3 million linked-quarter, totaling $84.8 million at March 31, 2014.

Net charge-offs from the non-covered loan portfolio were $4.0 million, or 0.13% of average total loans on an annualized basis in the first quarter of 2014, down from $5.2 million, or 0.17% of average total loans in the fourth quarter of 2013.

During the first quarter of 2014, Hancock recorded a total provision for loan losses of $8.0 million, up from $7.3 million in the fourth quarter of 2013. The provision for non-covered loans was $8.3 million in the first quarter of 2014, up slightly from $7.9 million in the fourth quarter of 2013. The net provision from the covered portfolio was a credit of $0.3 million for the first quarter of 2014 compared to a credit of $0.5 million in the fourth quarter of 2013.

Net Interest Income and Net Interest Margin

Net interest income (TE) for the first quarter of 2014 was $168.2 million, virtually unchanged from the fourth quarter of 2013. Average earning assets were $16.7 billion, up approximately $364 million from the fourth quarter of 2013.

The reported net interest margin (TE) was 4.06% for the first quarter of 2014, down 3 basis points (bps) from the fourth quarter of 2013. The core net interest margin (reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets) declined 3 bps to 3.37% during the first quarter of 2014. A decline in the core loan yield (-7 bps) was partly offset by an improved earning asset mix and higher yields on investment securities (+4 bps).

Hancock reports first quarter 2014 financial results

April 16, 2014

Noninterest Income

Noninterest income, including securities transactions, totaled $56.7 million for the first quarter of 2014, down $2.3 million from the fourth quarter of 2013. Included in the decline is an increase of $2.3 million in the amortization of the indemnification asset. The amortization was $3.9 million in the first quarter of 2014, compared to $1.6 million in the fourth quarter of 2013, and reflects a lower level of expected future losses on covered loans.

Service charges on deposits totaled $18.7 million for the first quarter of 2014, down $0.9 million, or 5%, from the fourth quarter of 2013. Bankcard and ATM fees totaled $10.6 million, down approximately $0.7 million, or 6%, from the fourth quarter of 2013. A portion of the linked-quarter decrease is related to having two fewer business days in the first quarter of 2014 for these fee income categories.

Trust, investment and annuity, and insurance fees totaled $18.9 million, up $0.8 million, or 4%, from the fourth quarter of 2013. Included in the total was $3.7 million of insurance revenue. The company announced on April 1, 2014 the divestiture of selected insurance business lines. As a result, insurance revenue is expected to decline by approximately half beginning in the second quarter of 2014.

Fees from secondary mortgage operations totaled $2.0 million for the first quarter of 2014, up $0.4 million, or 26%, linked-quarter. The increase reflects a higher level of loans sold in the secondary market during the quarter.

Noninterest Expense & Taxes

Noninterest expense for the first quarter of 2014 totaled $147.0 million. Noninterest expense totaled $174.2 million in the fourth quarter of 2013 and included $17.1 million of one-time costs related to the expense and efficiency initiative. Excluding these costs, noninterest expense (or operating expense) totaled $157.1 million in the fourth quarter of 2013 and were down $10.1 million, or 6%, linked-quarter.

Total personnel expense was $81.4 million in the first quarter of 2014, down $3.5 million, or 4%, from the fourth quarter of 2013 excluding one-time costs. Occupancy and equipment expense totaled $15.5 million in the first quarter of 2014, down $0.8 million, or 5%, from the fourth quarter of 2013. The reduction in the personnel, occupancy and equipment expense categories reflects in part a full quarter’s impact from the sale of 7 Houston area branches completed on November 8, 2013, the sale of 3 Alexandria, Louisiana area branches completed on January 10, 2014 and the closure of two branches that had been previously announced. Management has continued to review its current branch network and expects to close an additional 16 branch locations in Mississippi, Florida and Louisiana in early third quarter 2014 as part of its ongoing branch rationalization process.

ORE expense totaled $1.8 million in the first quarter of 2014, up $0.2 million from the fourth quarter of 2013.

Hancock reports first quarter 2014 financial results

April 16, 2014

Other operating expense totaled $41.3 million in the first quarter of 2014, down $5.9 million, or 13%, from the fourth quarter of 2013 excluding one-time costs. The decrease is mainly related to lower costs for advertising and professional services.

The effective income tax rate for the first quarter of 2014 was 27%, up from 20% in the fourth quarter of 2013. The increase in the tax rate is primarily related to several additional New Market Tax Credit investments that were closed during the fourth quarter of 2013, reducing the rate for that quarter. Management expects the effective tax rate to approximate 27% for the remainder of 2014. The effective income tax rate continues to be less than the statutory rate of 35% due primarily to tax-exempt income and tax credits.

Capital

Common shareholders’ equity at March 31, 2014 totaled $2.5 billion. The tangible common equity (TCE) ratio was 9.24%, up 24 bps from December 31, 2013. Final settlement of the accelerated share repurchase (ASR) transaction will be completed in May, with approximately 600,000 shares expected to be received. Management continues to review a full range of the strategic options presented by Hancock’s strong capital position, including additional stock buybacks, organic growth, acquisitions or increased dividends. Additional capital ratios are included in the financial tables.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 9:00 a.m. Central Time on Thursday, April 17, 2014 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock’s website at www.hancockbank.com. Additional financial tables and a slide presentation related to first quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429. An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through April 23, 2014 by dialing (855) 859-2056 or (404) 537-3406, passcode 23429122.

About Hancock Holding Company

Hancock Holding Company is a multi-faceted financial services company with regional business headquarters and locations throughout a growing Gulf South corridor. The company’s banking subsidiary provides a comprehensive network of full-service financial choices through Hancock Bank locations in Mississippi, Alabama, and Florida and Whitney Bank offices in Louisiana and Texas, including traditional and online banking; commercial and small business banking; energy banking; private banking; trust and investment services; certain insurance services; mortgage services; and consumer financing. More information and online banking are available at www.hancockbank.com and www.whitneybank.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and we intend such forward-looking statements to be covered by the safe harbor provisions therein and are including this statement for purposes of invoking these safe-harbor provisions. Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future.

Hancock reports first quarter 2014 financial results

April 16, 2014

Forward-looking statements that we may make include, but may not be limited to, comments with respect to future levels of economic activity in our markets, loan growth, deposit trends, credit quality trends, future sales of nonperforming assets, net interest margin trends, future expense levels and the ability to achieve reductions in non-interest expense or other cost savings, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, the impact of the branch rationalization process, and the financial impact of regulatory requirements.

Hancock’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited. Although Hancock believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from those expressed in Hancock’s forward-looking statements include, but are not limited to, those risk factors outlined in Hancock’s public filings with the Securities and Exchange Commission, which are available at the SEC’s internet site (http://www.sec.gov).

You are cautioned not to place undue reliance on these forward-looking statements. Hancock does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

HANCOCK HOLDING COMPANY

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended
(amounts in thousands, except per share data)	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
INCOME STATEMENT DATA
Net interest income	$165,562	$166,007	$171,530	$169,179	$174,015
Net interest income (TE) (a)	168,198	168,466	174,112	171,822	176,741
Provision for loan losses	7,963	7,331	7,569	8,257	9,578
Noninterest income excluding securities transactions	56,699	58,894	63,057	63,897	60,187
Securities transactions gains	—	105	—	—	—
Noninterest expense (excluding one-time noninterest expense items)	146,982	157,097	161,318	162,250	159,602
One-time noninterest expense items	—	17,116	20,887	—	—
Net income	49,115	34,716	33,202	46,862	48,576
Operating income (b)	49,115	45,773	46,779	46,862	48,576

PERIOD-END BALANCE SHEET DATA
Loans	$12,527,937	$12,324,817	$11,734,472	$11,681,497	$11,482,762
Investment securities	3,797,883	4,033,124	4,124,202	4,303,918	4,662,279
Earning assets	16,622,104	16,651,295	16,339,431	16,448,565	16,655,531
Total assets	19,004,170	19,009,251	18,801,846	18,934,301	19,064,123
Noninterest-bearing deposits	5,613,872	5,530,253	5,479,696	5,340,177	5,418,463
Total deposits	15,274,774	15,360,516	15,054,871	15,155,938	15,253,351
Common shareholders’ equity	2,462,534	2,425,069	2,356,442	2,345,340	2,477,100

AVERAGE BALANCE SHEET DATA
Loans	$12,379,316	$11,903,603	$11,805,330	$11,594,891	$11,492,837
Investment securities	3,935,616	4,070,657	4,135,348	4,423,441	3,929,255
Earning assets	16,740,353	16,376,587	16,384,635	16,500,215	16,517,702
Total assets	19,055,107	18,739,091	18,796,027	19,022,832	19,152,651
Noninterest-bearing deposits	5,499,993	5,483,918	5,415,303	5,346,916	5,314,648
Total deposits	15,269,143	14,915,677	15,021,685	15,211,363	15,312,690
Common shareholders’ equity	2,435,980	2,355,768	2,338,945	2,405,069	2,448,010

COMMON SHARE DATA
Earnings per share - diluted	$0.58	$0.41	$0.40	$0.55	$0.56
Operating earnings per share - diluted (b)	0.58	0.55	0.56	0.55	0.56
Cash dividends per share	$0.24	$0.24	$0.24	$0.24	$0.24
Book value per share (period-end)	$29.93	$29.49	$28.70	$28.57	$29.18
Tangible book value per share (period-end)	20.47	19.94	19.04	18.83	19.67
Weighted average number of shares - diluted	82,534	82,220	82,205	83,357	84,972
Market data
High sales price	$38.50	$37.12	$33.85	$30.93	$33.59
Low sales price	32.66	30.09	29.00	25.00	29.37
Period-end closing price	36.65	36.68	31.38	30.07	30.92
Trading volume	31,328	27,816	29,711	38,599	29,469

PERFORMANCE RATIOS
Return on average assets	1.05%	0.74%	0.70%	0.99%	1.03%
Return on average assets (operating) (b)	1.05%	0.97%	0.99%	0.99%	1.03%
Return on average common equity	8.18%	5.85%	5.63%	7.82%	8.05%
Return on average common equity (operating) (b)	8.18%	7.71%	7.93%	7.82%	8.05%
Return on average tangible common equity	12.04%	8.79%	8.54%	11.74%	12.04%
Return on average tangible common equity (operating) (b)	12.04%	11.59%	12.03%	11.74%	12.04%
Tangible common equity ratio (c)	9.24%	9.00%	8.68%	8.52%	9.14%
Net interest margin (TE) (a)	4.06%	4.09%	4.23%	4.17%	4.32%
Average loan/deposit ratio	81.20%	79.93%	78.70%	76.41%	75.30%
Efficiency ratio (d)	62.23%	65.94%	64.95%	65.68%	64.17%

Allowance for loan losses as a percent of period-end loans	1.02%	1.08%	1.18%	1.18%	1.20%
Annualized net charge-offs to average loans	0.13%	0.17%	0.18%	0.24%	0.23%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	112.64%	111.97%	94.69%	91.43%	87.34%
Noninterest income excluding securities transactions as a percent of total revenue (TE) (a)	25.21%	25.90%	26.59%	27.11%	25.40%

(a)	Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(b)	Operating income excludes tax-effected securities transactions and one-time noninterest expense items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time.
(c)	The tangible common equity ratio is total shareholders’ equity less preferred stock and intangible assets divided by total assets less intangible assets.
(d)	The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income excluding amortization of purchased intangibles, one-time noninterest expense items, and securities transactions.

HANCOCK HOLDING COMPANY

INCOME STATEMENT

(Unaudited)

	Three Months Ended
(dollars in thousands, except per share data)	3/31/2014	12/31/2013	3/31/2013
NET INCOME
Interest income	$175,140	$175,650	$185,272
Interest income (TE)	177,776	178,109	187,998
Interest expense	9,578	9,643	11,257

Net interest income (TE)	168,198	168,466	176,741
Provision for loan losses	7,963	7,331	9,578
Noninterest income excluding securities transactions	56,699	58,894	60,187
Securities transactions gains	—	105	—
Noninterest expense	146,982	174,213	159,602

Income before income taxes	67,316	43,462	65,022
Income tax expense	18,201	8,746	16,446

Net income	$49,115	$34,716	$48,576

ADJUSTMENTS FROM NET TO OPERATING INCOME
Securities transactions gains	—	105	—
One-time noninterest expense items
Expense & efficiency initiative and other items	—	17,116	—

Total one-time noninterest expense items	—	17,116	—
Taxes on adjustments at 35%	—	5,954	—

Total adjustments (net of taxes)	—	11,057	—

Operating income (e)	$49,115	$45,773	$48,576

NONINTEREST INCOME AND NONINTEREST EXPENSE
Service charges on deposit accounts	$18,712	$19,605	$19,015
Trust fees	10,238	10,214	8,692
Bank card and ATM fees	10,569	11,261	11,058
Investment & annuity fees	4,952	4,619	4,577
Secondary mortgage market operations	1,965	1,554	4,383
Insurance fees	3,744	3,304	3,994
(Amortization) accretion of FDIC loss share receivable	(3,908)	(1,649)	—
Other income	10,427	9,986	8,468

Noninterest income excluding securities transactions	56,699	58,894	60,187
Securities transactions gains	—	105	—

Total noninterest income including securities transactions	$56,699	$58,999	$60,187

Personnel expense	$81,432	$84,912	$87,927
Occupancy expense (net)	11,263	11,613	12,326
Equipment expense	4,238	4,679	5,301
Other real estate owned expense (net)	1,753	1,535	708
Other operating expense	41,258	47,180	45,785
Amortization of intangibles	7,038	7,178	7,555

Total operating expense	146,982	157,097	159,602
One-time noninterest expense items	—	17,116	—

Total noninterest expense	$146,982	$174,213	$159,602

COMMON SHARE DATA
Earnings per share:
Basic	$0.58	$0.41	$0.56
Diluted	0.58	0.41	0.56
Operating earnings per share:
Basic	$0.58	$0.55	$0.56
Diluted	0.58	0.55	0.56

(e)	Net income less tax-effected securities transactions and one-time noninterest expense items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time.

HANCOCK HOLDING COMPANY

PERIOD-END BALANCE SHEET

(Unaudited)

	Three Months Ended
(dollars in thousands)	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
ASSETS
Commercial non-real estate loans	$5,198,028	$5,064,224	$4,625,315	$4,653,342	$4,425,286
Construction and land development loans	978,798	915,541	920,408	966,499	992,820
Commercial real estate loans	3,069,316	3,042,841	2,914,969	2,872,254	2,873,403
Residential mortgage loans	1,720,307	1,720,614	1,695,197	1,616,093	1,587,519
Consumer loans	1,561,487	1,581,597	1,578,583	1,573,309	1,603,734

Total loans	12,527,937	12,324,817	11,734,472	11,681,497	11,482,762
Loans held for sale	15,911	24,515	18,444	20,233	34,813
Securities	3,797,883	4,033,124	4,124,202	4,303,918	4,662,279
Short-term investments	280,373	268,839	462,313	442,917	475,677

Earning assets	16,622,104	16,651,295	16,339,431	16,448,565	16,655,531
Allowance for loan losses	(128,248)	(133,626)	(138,223)	(137,969)	(137,777)
Goodwill	625,675	625,675	625,675	625,675	625,675
Other intangible assets, net	152,734	159,773	167,116	174,423	181,853
Other assets	1,731,905	1,706,134	1,807,847	1,823,607	1,738,841

Total assets	$19,004,170	$19,009,251	$18,801,846	$18,934,301	$19,064,123

LIABILITIES
Noninterest-bearing deposits	$5,613,872	$5,530,253	$5,479,696	$5,340,177	$5,418,463
Interest-bearing transaction and savings deposits	6,118,150	6,162,959	6,008,042	5,965,372	6,017,735
Interest-bearing public fund deposits	1,451,430	1,571,532	1,240,336	1,410,866	1,528,790
Time deposits	2,091,322	2,095,772	2,326,797	2,439,523	2,288,363

Total interest-bearing deposits	9,660,902	9,830,263	9,575,175	9,815,761	9,834,888

Total deposits	15,274,774	15,360,516	15,054,871	15,155,938	15,253,351
Short-term borrowings	712,634	657,960	782,779	828,107	722,537
Long-term debt	380,001	385,826	376,664	385,122	393,920
Other liabilities	174,227	179,880	231,090	219,794	217,215

Total liabilities	16,541,636	16,584,182	16,445,404	16,588,961	16,587,023

COMMON SHAREHOLDERS’ EQUITY
Common stock and capital surplus	1,837,461	1,832,282	1,827,551	1,823,469	1,934,766
Retained earnings	657,062	628,166	613,662	600,566	573,812
Accumulated other comprehensive income	(31,989)	(35,379)	(84,771)	(78,695)	(31,478)

Total common shareholders’ equity	2,462,534	2,425,069	2,356,442	2,345,340	2,477,100

Total liabilities & shareholders’ equity	$19,004,170	$19,009,251	$18,801,846	$18,934,301	$19,064,123

CAPITAL RATIOS
Tangible common equity	$1,684,037	$1,639,524	$1,563,542	$1,545,122	$1,669,435
Tier 1 capital (f)	1,725,947	1,685,058	1,656,497	1,632,874	1,700,115
Common equity (period-end) as a percent of total assets (period-end)	12.96%	12.76%	12.53%	12.39%	12.99%
Tangible common equity ratio	9.24%	9.00%	8.68%	8.52%	9.14%
Leverage (Tier 1) ratio (f)	9.42%	9.34%	9.10%	8.96%	9.28%
Tier 1 risk-based capital ratio (f)	11.96%	11.76%	12.07%	12.00%	12.78%
Total risk-based capital ratio (f)	13.26%	13.11%	13.52%	13.45%	14.41%

(f)	Estimated for most recent period-end.

HANCOCK HOLDING COMPANY

AVERAGE BALANCE SHEET

(Unaudited)

	Three Months Ended
(dollars in thousands)	3/31/2014	12/31/2013	3/31/2013
ASSETS
Commercial non-real estate loans	$5,088,061	$4,782,476	$4,410,408
Construction and land development loans	953,328	931,214	975,301
Commercial real estate loans	3,054,217	2,915,323	2,895,549
Residential mortgage loans	1,720,640	1,701,144	1,592,688
Consumer loans	1,563,070	1,573,446	1,618,891

Total loans	12,379,316	11,903,603	11,492,837
Loans held for sale	19,207	18,776	37,091
Securities (g)	3,935,616	4,070,657	3,929,255
Short-term investments	406,214	383,551	1,058,519

Earning assets	16,740,353	16,376,587	16,517,702
Allowance for loan losses	(134,670)	(138,708)	(137,110)
Goodwill and other intangible assets	781,434	788,990	811,213
Other assets	1,667,990	1,712,222	1,960,846

Total assets	$19,055,107	$18,739,091	$19,152,651

LIABILITIES
Noninterest-bearing deposits	$5,499,993	$5,483,918	$5,314,648

Interest-bearing transaction and savings deposits	6,072,113	5,981,110	5,982,345
Interest-bearing public fund deposits	1,526,611	1,253,199	1,608,925
Time deposits	2,170,426	2,197,450	2,406,772

Total interest-bearing deposits	9,769,150	9,431,759	9,998,042

Total deposits	15,269,143	14,915,677	15,312,690
Short-term borrowings	785,063	848,934	763,696
Long-term debt	386,026	381,561	396,414
Other liabilities	178,895	237,151	231,841
Common shareholders’ equity	2,435,980	2,355,768	2,448,010

Total liabilities & shareholders’ equity	$19,055,107	$18,739,091	$19,152,651

(g)	Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK HOLDING COMPANY

AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY

(Unaudited)

	Three Months Ended
	3/31/2014			12/31/2013			3/31/2013
(dollars in millions)	Volume	Interest	Rate	Volume	Interest	Rate	Volume	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE)	$9,095.7	$107.9	4.81%	$8,629.0	$104.1	4.79%	$8,281.2	$113.3	5.54%
Residential mortgage loans	1,720.6	21.3	4.96%	1,701.1	23.5	5.52%	1,592.7	25.3	6.36%
Consumer loans	1,563.1	23.1	6.00%	1,573.4	24.4	6.15%	1,618.9	26.5	6.64%
Loan fees & late charges	—	0.8	0.00%	—	1.0	0.00%	—	0.6	0.00%

Total loans (TE)	12,379.4	153.2	5.00%	11,903.5	153.0	5.10%	11,492.8	165.7	5.83%

Loans held for sale	19.2	0.2	4.06%	18.8	0.2	3.47%	37.1	0.4	3.91%
US Treasury and government agency securities	93.5	0.5	2.28%	100.2	0.6	2.20%	5.6	0.0	1.24%
CMOs and mortgage backed securities	3,612.8	21.1	2.34%	3,725.4	21.6	2.33%	3,698.4	18.7	2.02%
Municipals (TE)	217.0	2.5	4.56%	235.8	2.4	4.14%	217.0	2.6	4.71%
Other securities	12.3	0.1	3.87%	9.3	0.1	2.49%	8.3	0.0	1.96%

Total securities (TE) (h)	3,935.6	24.2	2.47%	4,070.7	24.7	2.43%	3,929.3	21.3	2.17%

Total short-term investments	406.2	0.2	0.23%	383.6	0.2	0.23%	1,058.5	0.6	0.25%

Average earning assets yield (TE)	$16,740.4	177.8	4.29%	$16,376.6	178.1	4.32%	$16,517.7	188.0	4.60%

INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$6,072.2	1.5	0.10%	$5,981.1	1.4	0.09%	$5,982.3	1.7	0.11%
Time deposits	2,170.4	3.1	0.58%	2,197.5	3.3	0.60%	2,406.8	4.1	0.69%
Public funds	1,526.6	0.7	0.20%	1,253.2	0.7	0.21%	1,608.9	1.0	0.25%

Total interest-bearing deposits	9,769.2	5.3	0.22%	9,431.8	5.4	0.23%	9,998.0	6.8	0.27%

Short-term borrowings	785.1	1.0	0.54%	848.9	1.1	0.51%	763.7	1.3	0.69%
Long-term debt	386.0	3.2	3.34%	381.6	3.2	3.29%	396.4	3.2	3.22%

Total borrowings	1,171.1	4.2	1.46%	1,230.5	4.3	1.37%	1,160.1	4.5	1.58%

Total interest-bearing liabilities cost	10,940.3	9.6	0.36%	10,662.3	9.7	0.36%	11,158.1	11.3	0.41%

Net interest-free funding sources	5,800.1			5,714.3			5,359.6

Total cost of funds	16,740.4	9.6	0.23%	16,376.6	9.7	0.23%	16,517.7	11.3	0.28%

Net Interest Spread (TE)		168.2	3.93%		168.5	3.96%		176.7	4.19%

Net Interest Margin (TE)	$16,740.4	$168.2	4.06%	$16,376.6	$168.5	4.09%	$16,517.7	$176.7	4.32%

(h)	Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK HOLDING COMPANY

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended
(dollars in thousands)	3/31/2014	12/31/2013	3/31/2013
Nonaccrual loans (i)	$85,348	$84,011	$115,289
Restructured loans (j)	24,511	24,947	34,390

Total nonperforming loans	109,859	108,958	149,679
ORE and foreclosed assets	69,813	76,979	79,627

Total nonperforming assets	$179,672	$185,937	$229,306

Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.43%	1.50%	1.98%
Accruing loans 90 days past due	$3,998	$10,387	$8,076
Accruing loans 90 days past due as a percent of loans	0.03%	0.08%	0.07%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.46%	1.58%	2.05%

ALLOWANCE FOR LOAN LOSSES
Beginning Balance	$133,626	$138,223	$136,171
Net provision for loan losses - covered loans	(302)	(532)	6,601
Provision for loan losses - non-covered loans	8,265	7,863	2,977

Net provision for loan losses	7,963	7,331	9,578

(Decrease) increase in FDIC loss share receivable	(6,853)	(10,111)	1,883
Charge-offs - non-covered	7,482	11,515	11,237
Recoveries - non-covered	(3,504)	(6,299)	(4,604)
Net charge-offs - covered	2,510	(3,399)	3,222

Net charge-offs	6,488	1,817	9,855

Ending Balance	$128,248	$133,626	$137,777

Allowance for loan losses as a percent of period-end loans	1.02%	1.08%	1.20%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	112.64%	111.97%	87.34%

NET CHARGE-OFF INFORMATION
Net charge-offs - non-covered:
Commercial/real estate loans	$1,392	$2,183	$4,304
Residential mortgage loans	147	(197)	(352)
Consumer loans	2,439	3,230	2,681

Total net charge-offs - non-covered	$3,978	$5,216	$6,633

Net charge-offs - non-covered to average loans:
Commercial/real estate loans	0.06%	0.10%	0.21%
Residential mortgage loans	0.03%	(0.05)%	(0.09)%
Consumer loans	0.63%	0.81%	0.67%

Total net charge-offs - non-covered to average loans	0.13%	0.17%	0.23%

(i)	Nonaccrual loans and accruing loans past due 90 days or more do not include nonaccrual restructured loans and acquired credit-impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.
(j)	Included in restructured loans are $16.1 million, $15.7 million, and $21.1 million at 03/31/14, 12/31/13 and 03/31/13, respectively, in nonaccrual restructured loans.

HANCOCK HOLDING COMPANY

SUPPLEMENTAL ASSET QUALITY INFORMATION

(Unaudited)

	Originated Loans	Acquired Loans (k)	Covered Loans (l)	Total
(dollars in thousands)	3/31/2014
Nonaccrual loans	$63,348	$18,626	$3,374	$85,348
Restructured loans (m)	20,590	3,921	—	24,511

Total nonperforming loans	83,938	22,547	3,374	109,859
ORE and foreclosed assets (n)	45,386	—	24,427	69,813

Total nonperforming assets	$129,324	$22,547	$27,801	$179,672

Accruing loans 90 days past due	$2,543	$1,455	—	$3,998
Allowance for loan losses	$79,560	$5,259	$43,429	$128,248

	12/31/2013
Nonaccrual loans	$61,887	$18,580	$3,544	$84,011
Restructured loans (m)	21,222	3,725	—	24,947

Total nonperforming loans	83,109	22,305	3,544	108,958
ORE and foreclosed assets (n)	51,240	—	25,739	76,979

Total nonperforming assets	$134,349	$22,305	$29,283	$185,937

Accruing loans 90 days past due	$3,298	$7,089	—	$10,387
Allowance for loan losses	$78,885	$1,647	$53,094	$133,626

	Originated Loans	Acquired Loans (k)	Covered Loans (l)	Total
LOANS OUTSTANDING	3/31/2014
Commercial non-real estate loans	$4,353,548	$830,210	$14,269	$5,198,028
Construction and land development loans	824,837	134,443	19,518	978,798
Commercial real estate loans	2,110,096	907,170	52,050	3,069,316
Residential mortgage loans	1,228,170	293,111	199,026	1,720,307
Consumer loans	1,407,712	107,501	46,274	1,561,487

Total loans	$9,924,364	$2,272,436	$331,136	$12,527,937

Change in loan balance from previous quarter	$430,232	($199,583)	($27,530)	$203,120

	12/31/2013
Commercial non-real estate loans	$4,113,837	$926,997	$23,390	$5,064,224
Construction and land development loans	752,381	142,931	20,229	915,541
Commercial real estate loans	2,022,528	967,148	53,165	3,042,841
Residential mortgage loans	1,196,256	315,340	209,018	1,720,614
Consumer loans	1,409,130	119,603	52,864	1,581,597

Total loans	$9,494,132	$2,472,019	$358,666	$12,324,817

Change in loan balance from previous quarter	$793,365	($169,684)	($33,336)	$590,345

(k)	Loans which have been acquired and no allowance brought forward in accordance with acquisition accounting.
(l)	Acquired loans which are covered by loss sharing agreements with the FDIC providing considerable protection against credit risk.
(m)	Included in originated restructured loans are $16.1 million and $15.7 million at 03/31/14 and 12/31/13, respectively, in nonaccrual restructured loans.
(n)	ORE received in settlement of acquired loans is no longer subject to purchase accounting guidance and has been included with ORE from originated loans. ORE received in settlement of covered loans remains covered under the FDIC loss share agreements.

Hancock Holding Company
INNOVATIONS
FOR SUCCESS

Hancock Holding Company

Hancock Bank
Whitney Bank

First Quarter 2014 Financial Results April 16, 2014 First Quarter 2014 Financial Results April 16, 2014

Forward-Looking
Statements

Certain of the statements or information included in this presentation may constitute forward-looking statements.  Forward-looking statements include projections of revenue, costs, results of operations or financial condition or statements regarding future market conditions or our potential plans and strategies for the future.  Forward-looking statements that we may make include, but may not be limited to, comments with respect to future levels of economic activity in our markets,  loan growth, deposit trends, credit quality trends, future sales of nonperforming assets, net interest margin trends, future expense levels and the ability to achieve reductions in non-interest expense or other cost savings, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, the impact of the branch rationalization process, and the financial impact of regulatory requirements.  Hancock’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited.
We believe that the expectations reflected or implied by any forward-looking statements are based on reasonable assumptions, but actual results and performance could differ materially from those set forth in the forward-looking statements.  Factors that could cause actual results or outcomes to differ from those expressed in the Company's forward-looking statements include, but are not limited to, those outlined in
Hancock's SEC filings, including the “Risk Factors” section of the Company’s 10-K for the year ended
December 31, 2013 and most recent  form 10-Q.
Hancock undertakes no obligation to update or revise any forward-looking statements, and you are cautioned not to place undue reliance on such forward-looking statements.

Continued Improvement In The Overall
Quality Of Earnings

•
Operating expenses declined $10.1 million linked-quarter, or 6%, exceeding the first quarter’s expense goal and achieving the targeted fourth quarter goal ahead of schedule
•
Efficiency ratio improved to 62%
– Additional branch closures and previously announced divestiture of selected insurance lines of business will fund revenue-generating projects that will contribute to achieving the efficiency ratio target for 2016
•
Core net interest income (TE) was flat linked-quarter; core net interest margin (NIM) narrowed
3 basis points (bps)*
•
Over $230 million linked-quarter net loan growth, or 8% annualized, and approximately $1.2 billion, or 11%, year-over-year loan growth (each excluding the FDIC-covered portfolio)
•
Purchase accounting loan accretion declined $.6 million
– Expect continuation of quarterly declines with accelerating declines in the second half of 2014
•
Continued improvement in overall asset quality metrics
– Net charge-off ratio 0.13%
•
Return on average assets improved to 1.05%
* We define our core results as reported results less the impact of net purchase accounting adjustments

•
Net income $49.1 million or $.58
per diluted common share
•
ROA 1.05%
•
ROTCE 12.04%
•
NIM 4.06%
•
Efficiency Ratio 62%
•
TCE 9.24%
First Quarter Highlights

Operating income is defined as net income excluding tax-effected securities transactions gains or losses and one-time noninterest expense items.
*  Core is defined as reported results less purchase accounting adjustments.
See table on slide 13.
**  Noninterest expense as a percent of total revenue (TE) before amortization of purchased intangibles, one-time noninterest expense items and securities transactions.
($s in millions; except per share
data)
1Q14 4Q13 LQ
change
Operating Income $49.1 $45.8 +7%
Earnings Per Share (diluted) -
operating
$.58 $.55 +5%
Net Income $49.1 $34.7 n/m
Earnings Per Share (diluted) $.58 $.41 n/m
One-time noninterest expense
items
--- $17.1 n/m
Return on Assets (operating) (%) 1.05 0.97 +8bps
Return on Tangible Common
Equity (operating) (%)
12.04 11.59 +45bps
Total Loans (excluding covered
loans)
$12,197 $11,966 +2%
Net Interest Margin (%) 4.06 4.09 -3bps
Net Interest Margin (%) (core)* 3.37 3.40 -3bps
Net Charge-offs (%)
(non-covered)
0.13 0.17 -4bps
Tangible Common Equity (%) 9.24 9.00 +24bps
Efficiency Ratio**  (operating)
(%)
62.23 65.94 -371bps

$0.60
$0.45
$0.30
$0.15
$0.00
4Q12
1Q13
2Q13
3Q13
4Q13
1Q14

	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14
Operating EPS	$0.54	$0.56	$0.55	$0.56	$0.55	$0.58
EPS impact of excess cash recoveries	$0.03	$0.06	$0.02	$0.06	$0.00	$0.00
Operating EPS excluding impact of excess cash recoveries	$0.51	$0.50	$0.53	$0.50	$0.55	$0.58

Recent Quarterly Results Not Impacted
By Excess Cash Recoveries
•
Volatility related to excess
cash recoveries (included in
loan accretion totals) has
impacted quarterly operating
EPS results (additional data on slide 13)
•
Projections do not include
excess cash recoveries

Total Loans
$12,528 million
3/31/14
Consumer
$1,561
12%
Residential mortgage
$1,720
14%
C&I
$5,198
41%
CRE
$3,069
25%
C&D
$979
8%
Total Loans
$12,325 million
12/31/13
Consumer
$1,582
13%
Residential mortgage
$1,721
14%
C&I
$5,064
41%
CRE
$3,043
25%
C&D
$916
7%

Level of Originations Across The Footprint
Exceeded Expectations
• Excluding FDIC covered loans, total loans of $12.2
billion were up $231 million
• The largest component of linked-quarter net growth
(excluding the FDIC-covered portfolio) was in the
commercial and industrial (C&I) portfolio, with
additional growth in the construction, commercial
real estate (CRE) and residential mortgage portfolios
• Many of the markets across the Company’s footprint
reported net period-end loan growth during the
quarter, with the majority of the growth in the
Houston, southwest Louisiana, Mississippi, and
central Florida regions
• For the full year of 2014, management expects
period-end loan growth in the upper single digit
range
Period-end balances. As of March 31, 2014

$s in millions; includes covered loans
$s in millions; includes covered loans

Whitney Portfolio Continues
Solid Performance
• Loan mark on the acquired-performing portfolio accreted into earnings over the life of the portfolio
• Credit-impaired loan mark available for charge-offs; if not needed for charge-offs then accreted into income
• Quarterly reviews of accretion levels and portfolio performance will impact reported margin

$s in millions
Credit-
Impaired Performing Total
Whitney loan mark at acquisition
(as adjusted in 4Q11)
$284 $187 $471
Acquired portfolio loan balances at acquisition $818 $6,101 $6,919
Discount at acquisition 34.7% 3.1% 6.8%
Remaining Whitney loan mark at 3/31/14 $109 $20 $129
Remaining acquired portfolio loan balances at 3/31/14 $179 $2,223 $2,402
Acquired loan charge-offs from acquisition thru 3/31/14 $27 $13 $40
Discount at 3/31/14 61% 0.9% 5.4%
As of March 31, 2014

Peoples First Loan Mark Used
For Charge-Offs
•
FDIC covered loan portfolio
•
Entire loan mark available for charge-offs; if not needed for charge-offs then accreted into income
•
Quarterly reviews of accretion levels and portfolio performance will impact reported margin
•
FDIC loss share receivable totaled $104.5 million at March 31, 2014

$s in millions Credit Impaired
Peoples First loan mark at acquisition  (12/2009) $509
Charge-offs from acquisition thru 3/31/14 $424
Accretion since acquisition date $87
Remaining loan mark at 3/31/14 $40
Impairment reserve at 3/31/14 $44
Remaining covered portfolio loan balances at 3/31/14 $371
Discount & allowance at 3/31/14 22%
As of March 31, 2014

•
Nonperforming assets totaled $180 million, down $6
million compared to year-end 2013
– ORE and foreclosed assets declined $7 million linked-quarter
– Nonperforming loans remained virtually unchanged
•
The allowance for loan losses was $128.2 million (1.02%)
compared to $133.6 million (1.08%) linked-quarter
– The decline in the allowance was primarily related to a $7.2 million reversal of a previous impairment on FDIC covered
loans
– The allowance maintained on the non-covered portion of the loan portfolio increased $4.3 million linked-quarter, totaling
$84.8 million
•
Provision for loan losses was $8.0 million, up from $7.3
million in 4Q13
– 1Q14 includes $8.3 million  for the non-covered loan
portfolio, compared to $7.9 million in 4Q13
•
Non-covered net charge-offs totaled $4.0 million, or 0.13%,
compared to $5.2 million, or 0.17%, in 4Q13
Continued Improvement In
Asset Quality Metrics

$s in millions
Excludes covered portfolio and gross of the Whitney loan mark
As of March 31, 2014

Securities Portfolio Continues To Fund
Loan Growth
Securities Portfolio Continues To Fund
Loan Growth

• Portfolio totaled $3.8 billion, down $235 million
linked-quarter
• Decline continues to fund loan growth
– Better earning asset mix
• Yield 2.47% for 1Q14, up 4 bps
• Slowdowns in prepayments on mortgage-backed
securities continued to positively impact overall
portfolio yield during the quarter
• Unrealized gain (net) of $17.5 million on AFS
• 64% HTM, 36% AFS
• Duration 3.81, compared to 3.99 at 12/31/13
– Extends to 4.2 in +100 bps shift in the yield curve
– Extends to 4.5 in +200 bps shift in the yield curve
$s in millions
Period-end balances. As of March 31, 2014
Munis
$208
6%
U. S. Agencies
and other
$12
0%
CMO
$1,357
36%
MBS
$2,203
58%
Securities Portfolio  Mix
3/31/14

Strong Core Deposit
Funding
• Total deposits $15.3 billion, down $86 million
linked-quarter
• Linked-quarter decline mainly related to decreases
in interest-bearing public fund deposits of $120
million
• DDAs increased $84 million, with the remaining
deposit categories down approximately $50 million
• Funding mix remained strong
• Noninterest-bearing demand deposits (DDA)
comprised 37% of total period-end deposits
• No and low cost deposits comprised 77% of total
period-end deposits
• Cost of funds unchanged at 23 bps

$s in millions
$s in millions
Period-end balances. As of March 31, 2014
Noninterest
bearing
$5,614
37%
Interest -
bearing
transaction
& savings
$6,118
40%
Interest -
bearing
public
funds
$1,451
9%
Time
deposits
$2,091
14%
Total Deposits
$15,275 million
3/31/14
Noninterest
bearing
$5,530
36%
Interest -
bearing
transaction
& savings
$6,163
40%
Interest -
bearing
public
funds
$1,572
10%
Time
deposits
$2,096
14%
Total Deposits
$15,361 million
12/31/13

Stabilization of Core and Reported NIMs
• Reported net interest margin (NIM) 4.06%, down 3 bps linked-quarter
• Core NIM declined 3 bps
– Decline in core loan yield (-7bps) partly offset by increased yield on securities (+4bps) portfolio
– Better earning asset mix and increased loan volume

Core NIM = reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets. (See slide 12)
As of March 31, 2014
5.83%
5.47%
5.41%
5.10%
5.00%
4.40%
4.23%
4.12%
4.09%
4.02%
2.17%
2.11%
2.24%
2.43%
2.47%
0.28%
0.25% 0.24%
0.23% 0.23%
1Q13 2Q13 3Q13 4Q13 1Q14
Loan Yield - reported Loan Yield - core* Securities Yield - reported Cost of Funds - reported
4.32%
4.17%
4.23%
4.09%
4.06%
3.41%
3.38%
3.37%
3.40%
3.37%
1Q13 2Q13 3Q13 4Q13 1Q14
NIM - reported NIM - core

Purchase Accounting Adjustments
Core NII & NIM Reconciliation
Purchase Accounting Adjustments
Core NII & NIM Reconciliation

($s in millions) 1Q14 4Q13 3Q13 2Q13 1Q13
Net Interest Income (TE) – reported (NII) $168.2 $168.5 $174.1 $171.8 $176.7
Whitney expected loan accretion (performing) 6.7 9.3 10.4 12.8 13.7
Whitney expected loan accretion (credit impaired) 20.8 18.2 15.8 15.9 14.6
Peoples First expected loan accretion 2.1 2.8 4.3 4.1 4.5
Excess cash recoveries* --- --- 7.7 3.1 7.5
Total Loan Accretion $29.7 $30.3 $38.3 $35.9 $40.3
Whitney premium bond amortization (1.5) (1.8) (2.8) (3.4) (3.5)
Whitney and Peoples First CD accretion .1 .1 .1 .2 .3
$28.3 $28.5 $35.6 $32.7 $37.1
$139.9 $140.0 $138.5 $139.0 $139.7
Average Earning Assets $16,740 $16,377 $16,385 $16,500 $16,518
Net Interest Margin – reported 4.06% 4.09% 4.23% 4.17% 4.32%
Net Purchase Accounting Adjustments (%) .69% .69% .86% .79% .91%
Net Interest Margin - core 3.37% 3.40% 3.37% 3.38% 3.41%
* Excess cash recoveries include cash collected on certain zero carrying value acquired loan pools above expected amounts.
Net Interest Income (TE) – core
(Reported NII less net PAAs)
Total Net Purchase Accounting
Adjustments (PAAs) impacting NII

Purchased Loan Accretion Declining
•
Net purchase accounting
adjustments will be part of
earnings through 2015
•
Revenue includes loan
accretion, securities
amortization, CD accretion
•
Amortization of intangibles
mainly related to the Whitney
acquisition

$s in  millions
Impact of Purchase Accounting Adjustments 2012-2015
(2014-2015 projections will be updated quarterly; subject to volatility)
As of March 31, 2014
2012 2013 2014 2015
Revenue impact $124 $132 $84 $43
Amortization of
intangibles
$31 $29 $27 $24
Pre-tax impact PAA
$93 $103 $57 $19
$0
$25
$50
$75
$100
$125
$150

Noninterest Income Impacted By
Purchase Accounting Adjustment
•
Noninterest income, including securities transactions, totaled
$56.7 million, down $2.3 million linked-quarter
•
Amortization of the indemnification asset for FDIC covered loans totaled $3.9 million, up $2.3 million linked-quarter
•
Service charges on deposits totaled $18.7 million, down $0.9 million from 4Q13, due, in part, to fewer business days in the first quarter
•
Bankcard and ATM fees totaled $10.6 million, down approximately
$0.7 million from 4Q13
•
Trust, investment and annuity, and insurance fees totaled $18.9 million, up $0.8 million from 4Q13
– Fees from secondary mortgage operations totaled $2.0 million, up $0.4 million linked-quarter
– The increase reflects a higher level of loans sold in the secondary market during the quarter.

$s in millions
As of March 31, 2014
–
Included in the total was $3.7 million of insurance revenue
–
Announced the divestiture of the P&C and group benefits insurance lines of business
April 1, 2014
–
Insurance revenue is expected to decline by about $2 million per quarter, beginning in the second quarter of 2014
Service
Charges on
Deposit
$18.7
33%
Trust
$10.2
18%
Investment &
annuity
$5.0
9%
Insurance
$3.7
7%
Bankcard and
ATM
$10.6
19%
Secondary
mortgage
operations
$2.0
3%
Other
$6.5
11%
0%
Fee Mix 1Q14
–
The amortization is a result of a lower level of expected future losses on covered loans

Operating Expense Declines $10 Million
Linked-Quarter
•
Noninterest expense totaled $147 million in 1Q14, down $27
million linked-quarter
– 4Q13 expense includes $17.1 million of one-time costs
mainly related to the expense & efficiency initiative

$s in millions
As of March 31, 2014
Operating Expense Mix 1Q14
•
Personnel expense totaled $81.4 million, a decrease of $3.5
million from a comparable linked-quarter total
•
Occupancy and equipment totaled $15.5 million, down $0.8
million linked-quarter
•
The reduction in personnel, occupancy and equipment reflects a full quarter’s impact from the sale of 7 Houston and 3
Alexandria, LA branches
•
Other operating expense (excluding one-time costs) declined
approximately $6.0 million from the fourth quarter of 2013,
mainly related to lower costs for advertising and professional services.
Personnel
$81.4
55%
Occupancy
$11.3
8%
Equipment
$4.2
3%
Other
$41.3
28%
Amortization
of intangibles
$7.0
5%
ORE
$1.8
1%

Phase I of Expense & Efficiency
Initiative Achieved 3 Quarters Early
• Exceeded first quarter goal and achieved the targeted
fourth quarter goal ahead of schedule
• Continuing to work on meeting longer-term sustainable
efficiency ratio target of 57%-59% set for 2016
• Expenses may rise over the next couple of quarters as
investments in higher-return, revenue-generating lines of
business are made
• Will use savings from the divestiture of the P&C and
group benefits insurance lines, plus additional branch
closures, to fund future revenue-generating projects
• Remain committed to keeping expenses for the fourth
quarter of 2014 in line with stated goal
• Expect to incur additional one-time costs through the
remainder of the initiative
$s in millions
1Q13 noninterest
expense
$160
Annualized 1Q13
noninterest expense
$640
1Q14 noninterest
expense projection
$153
4Q14 noninterest
expense projection
$147
50%
55%
60%
65%
70%
1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14
Efficiency Ratio*
The efficiency ratio is defined as noninterest expense as a percent of total revenue (TE) before amortization of purchased intangibles, sub debt redemption costs, securities transactions and merger expenses.

Midpoint Long-Term Efficiency Ratio Target 57% - 59%

•
TCE ratio 9.24%, 10 bps higher than a year ago (immediately prior to the buyback authorization)
•
Announced stock buyback of up to 5% of outstanding common stock in April 2013
•
Executed an Accelerated Share Repurchase (ASR) on May 9, 2013
– Total transaction amount of $115 million
– Received approximately 2.8 million shares
– Impacted TCE ratio by 63 bps in 2Q13
– Based on current stock prices, the remaining shares of approximately 600,000 will be received in May 2014
•
Continue reviewing options to deploy excess capital in the best interest of the
Company and its shareholders
•
Projected capital levels exceed Basel III fully implemented, required guidelines
Solid Capital Levels

*Stock Buyback
(ASR) initiated
As of March 31, 2014
9.24%
7.50%
8.00%
8.50%
9.00%
9.50%
2Q12 3Q12 4Q12 1Q13 2Q13* 3Q13 4Q13 1Q14
Tangible Common Equity (TCE) Ratio
TCE Minimum Target

Hancock
Holding Company

togetherwebuild
WHITNEY
Hancock Bank.

Appendix 19

Non-GAAP
Reconciliation

*Management believes that adjusting net income to operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time.
$s in millions Three
Months
Ended
3/31/2014
Three
Months
Ended
12/31/2013
Three
Months
Ended
3/31/2013
Net income $49.1 $34.7 $48.6
Adjustments from net to operating income
Securities transactions gains/(losses) - .1 -
One-time noninterest expense items:
Merger-related - - -
Subdebt early redemption - - -
Expense & efficiency initiative and other items - 17.1 -
Total one-time noninterest expense items - 17.1 -
Taxes on adjustment @ 35% - (6.0) -
Total adjustments (net of taxes) - 11.1 -
Operating income* $49.1 $45.8 $48.6

Additional Loan Data

$s in millions
3/31/2014 12/31/2013 $ change % change LQA 3/31/2013 $ change % change
Loans (EOP) 12,528 $    12,325 $    203 $      2% 7% 11,483 $    1,045 $  9%
Commercial 5,198 5,064 134 3% 11% 4,426 772 17%
Construction 979 916 63 7% 28% 993 (14) -1%
Real Estate 3,069 3,043 26 1% 3% 2,873 196 7%
Residential mortgage 1,720 1,721 (0) 0% 0% 1,588 133 8%
Consumer 1,561 1,582 (20) -1% -5% 1,603 (42) -3%
Covered Loans 331 $          359 $          (28) $      -8% 477 $          (146) $    -31%
Commercial 14 23 (9) -39% 24 (10) -41%
Construction 20 20 (1) -4% 25 (6) -22%
Real Estate 52 53 (1) -2% 84 (32) -38%
Residential mortgage 199 209 (10) -5% 252 (53) -21%
Consumer 46 53 (7) -12% 92 (45) -49%
Loans excluding covered 12,197 $    11,966 $    231 $      2% 8% 11,006 $    1,191 $  11%
Commercial 5,184 5,041 143 3% 11% 4,402 782 18%
Construction 959 895 64 7% 29% 968 (8) -1%
Real Estate 3,017 2,990 28 1% 4% 2,789 228 8%
Residential mortgage 1,521 1,512 10 1% 3% 1,336 186 14%
Consumer 1,515 1,529 (14) -1% -4% 1,511 4 0%
Portfolio increased approximately $80 million
versus a comparable 12/31/13 total.
Support - Non-
Drilling
$488
32%
E&P
$534
34%
Product
Transportation
$59
4%
Wholesale/
Refinement
$174
11%
Support -
Drilling
$300
19%
Oil & Gas Portfolio 3/31/14

First Quarter 2014 Financial Results April 16, 2014 First Quarter 2014 Financial Results April 16, 2014